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                                                                     EXHIBIT 4.2

                           OEC MEDICAL SYSTEMS, INC.

                     1990 STOCK OPTION/STOCK PURCHASE PLAN

                  AMENDED AND RESTATED THROUGH MARCH 31, 1996


                                  ARTICLE ONE

                              GENERAL PROVISIONS

1.   PURPOSE.

     This restated 1990 Stock Option/Stock Purchase Plan (the "Plan") was initially established, effective April 16, 1990, as a consolidation and restatement of four pre-existing stock option plans and one pre-existing stock purchase plan maintained by Diasonics, Inc., a Delaware corporation: (i) the 1982 Stock Option Plan, (ii) the 1984 Stock Option Plan, (iii) the 1985 Stock Option Plan, (iv) the 1987 Stock Option Plan and (v) the 1987 Stock Purchase Plan, and this Plan accordingly supersedes those five plans (collectively the "Predecessor Plans") and serves as their successor. Accordingly, all options and purchase rights outstanding under the Predecessor Plans on the original April 16, 1990 effective date of this Plan have been incorporated into this Plan, subject, however, to the express terms and conditions of the instruments evidencing each such pre-existing option and purchase right

     This restated Plan is intended to provide key Employees (including Officers and Directors), non-employee Board members and Consultants of the Company and the Company's Subsidiaries with the opportunity to acquire an equity interest in the Company and thereby encourage them to continue to provide services to the Company or the Company's Subsidiaries. The effective date of this restatement shall be July 14, 1993.

2.   DEFINITIONS.

     As used herein, the following terms have the meanings indicated:

     2.1  "Board" means the Board of Directors of the Company.

     2.2  "Code" means the Internal Revenue Code of 1986, as amended.

     2.3 "Committee" means one or more committees of the Board, each with at least two Board members, which shall assume responsibility for the administration of one or more functions under the Plan, either to the extent expressly provided in the Plan or as specifically authorized by Board resolution.

     2.4 "Common Stock" means the common stock of the Company, $.01 par value per share.

     2.5  "Company" means OEC Medical Systems, Inc., a Delaware corporation.

     2.6 "Consultant" means any person (other than a Director) or entity (including any corporation) rendering services to the Company or a Subsidiary as an independent contractor or any person (other than a Director) who is employed by the person or entity rendering such services.

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     2.7   `Director" means an individual who is a member of the Board or a member of the board of directors of any Subsidiary.

     2.8   "Employee" means an individual who is employed, within the meaning of
Section 3401 of the Code and the regulations thereunder, as a common law employee by the Company or one or more Subsidiary corporations, including any Officer or Director who is so employed, but excluding any Officer or Director who is not so employed.

     2.9   "Employment Termination" means:

     (i) In the case of an Employee, the cessation of such individual's Employee status for any reason without his/her becoming or continuing as a Consultant or Director; and

     (ii) In the case of a Director, the cessation of such individual's service on the Board for any reason without his/her becoming or continuing as an Employee or Consultant; and

     (iii) In the case of a Consultant, the cessation of such person's status as a Consultant for any reason without his/her becoming or continuing as an Employee or Director.

     2.10 "Exercise Price" means the price per share at which an Option may be exercised.

     2.11  "Fair Market Value" means:

     (i) The closing price per share of Common Stock on the relevant determination date on an established stock exchange, if the Common Stock is listed and traded on such an exchange. If no sale of Common Stock is made on any such exchange on the date in question, the Fair Market Value shall be determined by the closing price of the Common Stock on the next preceding day upon which such a sale shall have occurred.

     (ii) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

     2.12 "Grant Date" is the date on which (i) the Committee grants a discretionary Option under Article Two of the Plan, (ii) the Committee grants a Purchase Right under Article Three of the Plan, or (iii) an automatic grant is made to a non-employee member of the Board pursuant to the provisions of Article Four.

     2.13 "Incentive Stock Option" means an Option under Article Two which meets the requirements of Section 422(b) of the Code,

     2.14  "1933 Act" means the Securities Act of 1933, as amended.

     2.15  "1934 Act" means the Securities Exchange Act of 1934, as amended,

     2.16 "No statutory Stock Option" means an Option under Article Two or Article Four which is not intended to meet the requirements of Section 422(b), 423(b) or 424(b) of the Code.

     2.17 "`Note" means a full recourse promissory note of an Optionee and/or Participant

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     2.18  "Officer" means any Employee who is at the time of determination subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

     2.19  "Option" means, except where the context clearly indicates otherwise,
(i) any discretionary stock option grant made by the Committee pursuant to Article Two of the Plan or (ii) any automatic stock option grant made pursuant to the provisions of Article Four.

     2.20 "Optionee" means, except where the context clearly indicates otherwise, (i) an Employee, non-employee Director or Consultant to whom a discretionary Option has been granted pursuant to Article Two of the Plan or
(ii) a non-employee Director to whom an automatic grant has been made pursuant to the provisions of Article Four.

     2.21 "Participant" means an Employee, non-employee Director or Consultant who has been granted a Purchase Right under Article Three of the Plan.

     2.22  "Permanent Disability" means a disability within the meaning of
Section 22(e)(3) of the Code.

     2.23 "Plan" means this restated OEC Medical Systems, Inc. 1990 Stock Option/Stock Purchase Plan, as it may be subsequently amended from time to time.

     2.24 "Purchase Agreement" means the agreement between the Company and the Optionee and/or Participant evidencing the purchase of Shares under the Plan.

     2.25 "Purchase Price" means, with respect to an Option granted under Article Two or Article Four, the Exercise Price times the number of Shares with respect to which such Option is exercised and means, with respect to a Purchase Right granted under Article Three, the aggregate price payable for the Shares purchasable under such Purchase Right

     2.26 "Purchase Right" means a right to purchase one or more Shares granted to a Participant pursuant to the provisions of Article Three.

     2.27 "Right of Repurchase" means the repurchase rights of the Company described in Section 4 of Article Three.

     2.28 "Shares" means the shares of Commission Stock issuable under the Plan pursuant to Options granted under Articles Two and Four and Purchase Rights granted under Article Three.

     2.29 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns at least 50 percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.30 "10% Stockholder" means an individual who owns stock possessing 10% or more of the total combined voting power of all classes of outstanding stock of the Company or any one of its Subsidiary corporations. In determining such stock ownership, the following guidelines shall be in effect:

     (i) The individual shall be considered to own the stock owned, directly or indirectly, by or for his/her brothers and sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries. Stock with respect to which such individual holds an Option or Purchase Right shall not be counted.


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     (ii) "Outstanding stock" shall include all stock actually _______ and outstanding immediately after the grant of an Option or Purchase __________ to such individual, but shall not include Shares authorized for issuance ______ any Options or Purchase Rights held by such individual or by any
     _________ person.

          3.  STRUCTURE OF THE PLAN.

     3.1  Stock Programs.  The Plan shall be divided into three separate
          --------------
components: the Discretionary Option Grant Program specified in Article Two, the Stock Purchase Program specified in Article Three, and the Automatic Option Grant Program specified in Article Four. Under the Discretionary Option Grant Program, eligible Employees, non-employee Directors and Consultants may, at the discretion of the Committee, be granted Options to purchase shares of Common Stock at an Exercise Price equal to the Fair Market Value of the shares on the Grant Date. Under the Stock Purchase Program, eligible Employees, non-employee Directors and Consultants may be granted Purchase Rights to acquire shares of Common Stock at a Purchase Price equal to the Fair Market Value of the shares on the Grant Date. Such shares may be issued as fully vested or may vest in one or more installments over time. Under the Automatic Option Grant Program, the non-employee Directors will automatically receive periodic option grants to purchase shares of Common Stock at an Exercise Price equal to the Fair Market Value of the shares on each automatic Grant Date. No such non-employee Director member may, however, be granted options to purchase more than 15,000 shares of Common Stock (subject to adjustment under Section 4.4 of this Article One) under the Automatic Option Grant Program. Non-employee Directors (other than those serving as members of the Primary Committee) shall also, in their capacity as such Directors, be eligible to receive Options and Purchase Rights pursuant to the Discretionary Option Grant and Stock Purchase Programs in effect under the Plan.

     3.2  Applicability.  Unless the context clearly indicates otherwise, the
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provisions of Articles One and Five of the Plan shall apply to the Discretionary
Option Grant Program, the Stock Purchase Program and the Automatic Option Grant Program and shall accordingly govern the interests of all individuals under the Plan.

          4.  STOCK

     4.1  Number of Shares.  The shares of Common Stock issuable under the Plan
          ----------------
shall be shares of the Company's authorized but unissued Common Stock or shares of Common Stock reacquired by the Company. The maximum number of Shares available for issuance under the Plan from and after the original April 16, 1990 effective date of this consolidated Plan shall not exceed 3,693,303 shares of Common Stock,/1/ subject to adjustment from time to time in accordance with
Section 4.4 of this Article One. All Options or Purchase Rights outstanding under any of the Predecessor Plans on the original April 16, 1990 effective date of this Plan shall be incorporated into this Plan, subject, however, to the express terms and conditions of the instruments evidencing each such pre. existing Option or Purchase Right. To the extent any such Options or Purchase Rights are


------------------------

/1/ Such number of Shares represents the sum of (i) the 1,793,303 Shares which remained available, as of the original April 16, 1990 effective date of the Plan, for issuance in the aggregate under the five Predecessor Plans consolidated into this Plan, (ii) an increase upon such effective date of an additional 400,000 Shares, (iii) an additional increase of 1,000,000 Shares approved by the Company's stockholders at the 1993 Annual Stockholders Meeting and (iv) a further increase of 500,000 Shares authorized by the Board on March 26, 1996, subject to stockholder approval at the 1996 Annual Meeting. These numbers have been adjusted to reflect the 1 for 5 reverse split of the Common Stock effected by the Company on August 1,1991.

subsequently exercised, the number of Shares Issued with respect to each such Option or Purchase Right shall reduce, on a one Share-for one Share basis, the number of Shares available for issuance under this Plan.


     4.2  Share Limitation.  No one person participating in the Plan may receive
          ----------------
Options, separately exercisable stock appreciation rights and direct Share issuances for more than 150,000 shares of Common Stock in the aggregate per calendar year, beginning with the 1996 calendar year, except that such limit shall be increased to 250,000 shares of Common Stock for the calendar year in which such person receives his/her initial Option grant or Purchase Right under the Plan.

     4.3  Reissuances.  In the event that any outstanding Option or Purchase
          -----------
Right (including outstanding Options and Purchase Rights issued under the Predecessor Plans and incorporated into this Plan) for any reason expires or is terminated, whether or not pursuant to the cancellation-regrant provisions of
Section 2 of Article Two, the Shares allocable to the unexercised portion of such Option or Purchase Right may be made the subject of subsequent Option or Purchase Right grants under this Plan. Shares subject to any Option or portion thereof surrendered or cancelled in accordance with Section 1.8(b) of Article Two or Section 3.2 of Article Four and all share issuances under the Plan, whether or not such shares are subsequently repurchased by the Company pursuant to its repurchase rights under Articles Two and Three, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent Option or Purchase Right grants under this Plan. In addition, should the Purchase Price of an outstanding Option or Purchase Right exercised under the Plan be paid with shares of Common Stock or should shares of Common Stock be withheld by the Company in satisfaction of the withholding taxes incurred by the Optionee or the Participant in connection with the acquisition or vesting of Shares issued under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of Shares for which the Option or Purchase Right is exercised, and not by the net number of Shares of Common Stock actually issued to the Optionee or the Participant.

     4.4  Adjustments.  Subject to any required action by stockholders, in the
          -----------
event of any increase or decrease in the number of the Company's outstanding shares of Common Stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only of Common Stock), a rights offering covering shares of Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the Primary Committee may, in its discretion, make proportionate adjustments to:

          (i) the maximum number of Shares which may be issued pursuant to the Discretionary Option Grant Program and Stock Purchase Program of this Plan,

          (ii) the maximum number of Shares for which any one person may receive Option grants, separately exercisable stock appreciation rights and direct Share issuances per calendar year pursuant to the Discretionary Option Grant Program and Stock Purchase Program of this Plan.

          (iii) the number of Shares purchasable under each Option outstanding under the Discretionary Option Grant Program and the Exercise Price payable per share thereunder, and

          (iv) the number of Shares purchasable under each outstanding Purchase Right and the Purchase Price payable per share.

     Upon the occurrence of any of the foregoing Section 4.4 transactions affecting the Common Stock issuable under the Plan, the following adjustments shall automatically be made to the Automatic Option Grant Program and the outstanding grants thereunder:

          (i) the number of Shares for which automatic option grants are to be?? made per non-employee Board member at each subsequent Annual Stockholders Meeting and the maximum number of Shares which each non-employee Board member may acquire in the aggregate pursuant to such automatic option grants shall be proportionately adjusted to reflect the effect of the Section 4.4 transaction upon the Company's outstanding Common Stock, and

          (ii) the number of Shares purchasable under each Option outstanding under the Automatic Option Grant Program and the Exercise Price payable per share thereunder shall be proportionately adjusted to reflect the effect of the Section 4.4 transaction and thereby preclude any dilution or enlargement of rights under such Option.

          5.  ADMINISTRATION OF THE PLAN.

     5.1  Committees.  Except to the limited extent provided below, the Plan
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shall be administered solely and exclusively by one or more Committees appointed by the Board and comprised of at least two members of the Board. Each member of the primary Committee ("Primary Committee") shall be a "disinterested person" within the meaning of SEC Rule 16b-3(c)(2)(1) under the 1934 Act, The Primary Committee shall have sole and exclusive authority to grant Options under Article Two or Purchase Rights under Article Three to individuals who are at the time either Officers or Directors. Individuals who are not at the time either Officers or Directors may be granted Options under Article Two or Purchase
Rights under Article Three by the Primary Committee, by a secondary Committee of two or more Board members or by the Board. Administration of the automatic option grant provisions of Article Four of the Plan shall be self-executing in accordance with the terms and conditions of such Article Four, and neither the Board, the Primary Committee nor any secondary Committee shall exercise any discretionary functions with respect to the Option grants made pursuant to that section of the Plan.

     5.2  Procedures.  The Board shall appoint the members of each Committee and
          ----------
may from time to time remove one or more of such members. Vacancies on any Committee however caused shall be filled by the Board. Each Committee shall appoint one of its members as chairman and shall hold meetings at such times and places as it may determine. Acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts approved in writing by all of the Committee members, shall be valid acts of the Committee.

     5.3  Interpretation.  All questions of interpretation, construction,
          --------------
implementation and application of the Plan shall be determined by the Primary Committee. Such determinations shall be final and binding on all persons. No member of any Committee or the Board shall be liable for any act or omission with respect to the Plan or any Option or Purchase Right granted or any Shares issued pursuant hereto, provided such member acted (or failed to act) in good faith.

          6.  PARTICIPATION.

     6.1  Selection.  The applicable Committee shall, from time to time at its
          ---------
discretion, select (from among the eligible individuals specified below) the persons who are to be granted Options ("Optionees") under Article Two and/or Purchase Rights Participants") under Article Three, establish the number of Shares subject to each such grant, and determine whether any Options granted under Article Two are to be Incentive Stock Options or Nonstatutory Stock Options (except that no Incentive Stock Option may be granted to any person who is not an Employee).

     6.2  Eligibility.  The persons eligible to participate in the Discretionary
          -----------
Option Grant Program and the Stock Purchase Program shall be limited to Employees (including Officers or Directors), non-employee Directors (other than individuals at the time serving as members of the Primary Committee) and Consultants (including employees of Consultants). Non-employee Directors serving as members of the Primary Committee shall not, during such period of service, be
                                          ---
eligible to participate in the Discretionary Option Grant Program or the Stock Purchase Program. However, each non-employee Director serving on the Primacy Committee and each of the other non-employee Directors shall be eligible to receive automatic Option grants pursuant to the provisions of Article Four.

                                  ARTICLE TWO

                      DISCRETIONARY OPTION GRANT PROGRAM

          1.  TERMS AND CONDITIONS OF OPTIONS.

     1.1  Option Agreements.  Discretionary Option grants made by the Committee
          -----------------
pursuant to this Article Two shall be evidenced by written stock option agreements ("Option Agreements") in such form as the Primary Committee shall from time to time determine. The Option Agreements shall comply with and be subject to the terms and conditions set forth below. Except as the Committee authorizing the grant may otherwise determine, any Option granted under this Article Two shall cease to be effective unless the Optionee returns a duly-executed Option Agreement to the Company within sixty (60) days after such agreement is sent to the Optionee. Waiver of the 60-day return requirement with respect to one or more Optionees shall not constitute a waiver with respect to any other Optionee. To the extent an Option Is granted to a person who is not an Employee, non-employee Director or Consultant at the time of grant, such grant shall not become effective until such person becomes an Employee, Director or Consultant and shall terminate in the event such person does not become an Employee, Director or Consultant within the time period specified by the Committee authorizing the grant.

     1.2  Minimum Service Period.  Except as otherwise specified in Section 1.8
          ----------------------
of this Article Two, no Option granted under this Article Two shall become exercisable unless and until the Optionee renders services as an Employee, non-employee Board member or Consultant for the minimum period which the Committee authorizing the grant specifies in the Option Agreement, but such Option Agreement shall not impose upon the Company or its Subsidiaries any obligation to retain the Optionee as an Employee, non-employee Board member or Consultant for any period of specific duration. No Option granted to an Officer of Director under this Article Two shall become exercisable in whole or in part during the first six (6) months following the Grant Date of such Option.

     1.3  Number of Shares.  Each Option shall state the number of Shares to
          ----------------
which it pertains (the "Option Share") and shall provide for the adjustment thereof in accordance with the provisions of Section 4.4 of Article One.

     1.4  Exercise Price.  The following provisions shall be in effect for
          --------------
establishing the Exercise Price for each granted Option:

          (i) The Exercise Price shall not be less than the Fair Market Value of the Option Shares on the Grant Date (or on such other date as may be required by law if the Option is intended to be an Incentive Stock Option) and shall be set forth in the Option Agreement.

          (ii) If any Optionee is on the Grant Date a 10% Stockholder, then the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Option Shares on the Grant Date.

     1.5  Limitation on Exercisabilily.  The aggregate Fair Market Value
          ----------------------------
(determined as of the respective date or dates of grant) of the Common Stock for which one or more Options granted to any Optionee under this Article Two (or any other option plan of the Company or its parent or Subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Optionee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation On the exercisability thereof as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such Options are granted.

     1.6  Payment.  The Purchase Price shall become immediately due upon
          -------
exercise of the Option and shall be payable in one of the following forms:

          (i)    full payment in cash or cash equivalents;

          (ii) full payment in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the date of exercise;

          (iii) full payment through a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the date of exercise and cash or cash equivalents;

          (iv) in the discretion of the Committee authorizing the grant, pursuant to a Note executed by the Optionee, provided such individual is an Employee;

          (v) on a partly-paid basis in accordance with the applicable provisions of Delaware law; or

          (vi) full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable written instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased Shares and to remit to the Company out of the sale proceeds available on the settlement date, an amount equal to the Purchase Price payable for the purchased Shares plus all applicable Federal and State income and employment taxes and (II) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

     The interest rate and other terms and conditions of any Note or partly-paid issuance shall be determined by the authorizing Committee in its sole discretion; provided however, that such Note shall be a full-recourse obligation of the Optionee and shall not have a maximum term in excess of five (5) years. The Note shall bear interest at the minimum rate required by the Federal tax laws to avoid the imputation of interest income to the Company and compensation income to the Optionee. The Company may require the Optionee to pledge to the Company any or all of the Shares acquired upon exercise of the Option as security for payment of the Note and execute an assignment separate from certificate with respect to the pledged Shares. The Company (or a pledgeholder selected by it) may retain possession of the stock certificate(s) representing the pledged Shares and the assignment separate from certificate in order to perfect such security interest.

     1.7  Term and Non-Transferability.  Each Option shall state the time or
          ----------------------------
times when it is to become exercisable for the Option Shares. No Option shall be exercisable after the expiration of ten (10) years from the Grant Date, and no Option granted to a 10% Stockholder shall have a term in excess of five (5) years from the Grant Date. During the lifetime of the Optionee, the Option, together with any stock appreciation rights pertaining to such Option, shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of Optionee's death, neither the Option nor any stock appreciations rights pertaining to such Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution.

     1.8  Acceleration of Vesting/Stock Appreciation Rights.
          -------------------------------------------------

     (a) Provided (i) a period of six (6) months shall have elapsed from the Grant Date of the Option and (ii) the Optionee is at the time of exercise an active Consultant, Employee or Director, then such Optionee shall have the right (without regard to the normal vesting schedule set forth in the Option Agreement) to exercise such Option in whole or in part for fully-vested Shares:

          (i) Within thirty (30) days following the consummation of any transaction approved by the stockholders of the Company in which the Company will cease to be an independent corporation (including, without limitation, a reverse merger transaction in which the Company becomes the subsidiary of another corporation) or the sale or other disposition of all or substantially all of the assets of the Company;

          (ii) Within thirty (30) days following the first date on which there is a change in the composition of the Board effected through one or more contested elections for Board membership such that less than two thirds of the individual members of the Board (determined by rounding up to the next whole number) is comprised of individuals who: (A) were Directors of the Company on a date three (3) years prior to the date of such change or (B) were elected or nominated for election as such Directors during the intervening three (3)-year period by affirmative vote of at least a majority of those Directors described in clause (A) above who were still in office as of the date the Board approved such election or nomination;

          (iii) Within thirty (30) days after any "person" (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) or any related group of persons (other than such a group that includes the Company) acquires beneficial ownership of (A) 40% or more of the outstanding Common Stock pursuant to a tender or exchange offer that the Board does not recommend the stockholders to accept or (B) 50% or more of the outstanding Common Stock in a single transaction or in a series of related transactions; and

          (iv) Within the thirty (30) day period ending with the effective date of any dissolution or liquidation of the Company or any merger or consolidation in which the Company is not the surviving corporation (except for a transaction the principal purpose of which is to change the State of the Company's Incorporation), but not earlier than the date on which any required stockholder approval is obtained.

     If the accelerated Option is not exercised during the applicable 30-day period described in subparagraph (i) or (iv) above, then such Option shall terminate at the close of business on the last day of such 30-day period, such Option is assumed by the successor corporation or its parent. Should an outstanding Option not qualify for acceleration under subparagraph (iv), then such Option shall be subject to adjustment under Section 3.1 of this Article No, to the extent such Option is to continue in effect after the subparagraph (i) or
(iv) transaction. The Primary Committee shall have, full power and authority to extend (either at the time of the Option grant or at any time prior to the acceleration event) the period of time for which the Option is to remain exercisable following the occurrence of any acceleration event described in subparagraph (i) through (iii) above from the thirty (30)-day period specified in such subparagraph to such greater period of time as the Primary Committee shall deem appropriate.

     (b) In the sole discretion of the Primary Committee, a stock appreciation right ("SAR") may be granted in connection with all or any part of an Option granted under this Article Two, either at the time of such Option grant or at any time thereafter during the term of the Option. The SAR shall give the Optionee the right to surrender all or part of the Option subject to the SAR during any of the 30-day periods described in subparagraphs (i) through (iv) of paragraph (a) above (provided and only if a period of at least six (6) months shall have elapsed from the Grant Date of such Option) and thereby to obtain payment in cash from the Company of an amount equal to the difference obtained by subtracting the aggregate Exercise Price of the Option Shares subject to the portion of the Option surrendered from the Fair Market Value of such Option Shares on the date of such surrender. In the case of an SAR exercised during either of the 30-day periods described in subparagraphs (i) and (iv) of paragraph (a) above, "Fair Market Value" shall be deemed to be equal to the greater of (A) the value of the consideration per share that the Optionee would have received in connection with the subparagraph (i) or (iv) transaction as a stockholder of the Company if he/she had exercised the Option (or part thereof) prior to the consummation of such transaction or (B) the Fair Market Value determined in good faith by the Primary Committee (as composed on the day preceding the date of consummation of the subparagraph (i) or (iv) transaction), taking into consideration all relevant facts and circumstances. When an SAR is exercised, the underlying Option, to the extent surrendered, shall no longer be exercisable. An SAR may only be exercised when the Fair Market Value of the underlying Option Shares exceeds the Exercise Price payable for such shares. For purposes of Section 4 of Article One of the Plan, the exercise of an SAR shall be deemed to be an exercise of the underlying Option, and the number of Shares subject to such Option shall not be available for subsequent Option or Purchase Right grants under the Plan.

     1.9   Employment Termination (Except by Death or Permanent Disability).  If
           ----------------------------------------------------------------
an Optionee's Employment Termination occurs for any reason other than death or Permanent Disability, any outstanding Option held by such Optionee under this Article Two shall not remain exercisable for more than a ninety (90)-day period following the date of such Employment Termination; provided, however that under no circumstances shall such Option be exercisable after the specified expiration date of the option term. During such limited exercise period, the Option may not be exercised for more than that number of vested Shares (if any) for which the Option is exercisable at the time of the Optionee's Employment Termination.
Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the Option shall terminate and cease to be exercisable. In the case of an Optionee who is an Employee, no Employment Termination shall occur while such Employee is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Committee authorizing the grant). The foregoing notwithstanding, in the case of an Incentive Stock Option, Employment Termination shall be deemed to have occurred on the ninetieth (90th) day after the Employee ceases active Employee status, unless the Employee's reemployment rights are guaranteed by statute or contract.

     1.10  Death or Permanent Disability of Optionee.  If an Optionee's
           -----------------------------------------
Employment Termination occurs by reason of death or Permanent Disability, then any Option held by such Optionee under this Article Two may be exercised, for up to that number of vested Shares (if any) for which the Option is exercisable on the date of such Employment Termination, at any time prior to the earlier of (i) twelve months (or such shorter period as the Committee may have specified in the Option Agreement) after the date of the Optionee's death or Permanent Disability or (ii) the specified expiration date of the option term. In the case of the Optionee's death, the exercise may be made by the executors or administrators of the Optionee's estate or by any person or persons who have acquired the Option directly from the Optionee by bequest or inheritance, but only to the extent that the Option has not previously been exercised

     1.11  Conditions on Exercise.  An Option shall be exercisable at such time
           ----------------------
or times as the Committee authorizing the grant shall specify in the Option Agreement and the Shares acquired upon exercise of the Option shall be subject to such restrictions (including repurchase rights of the Company or first refusal restrictions) as the Committee may specify in such Option Agreement or any related stock purchase agreement.

     1.12  Stockholder Rights.  An Optionee (or a transferee of an Optionee)
           ------------------
shall have no stockholder rights with respect to any Shares covered by the Option until such individual shall have exercised the Option, paid the Purchase Price and been issued a stock certificate for the purchased Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as may otherwise be provided in Section 4.4 of Article One.

     1.13  Modification, Extension and Renewal of Options.  Within the
           ----------------------------------------------
limitations of the Plan, the Primary Committee may, without the consent of the Optionees, modify, extend or renew one or more outstanding Options or cancel outstanding Options (to the extent not previously exercised), whether or not in exchange for the grant of new Options in substitution therefore.

     1.14  Method of Exercise.  Subject to all of the provisions hereof, an
           ------------------
Option may be exercised from time to time in whole or in part (to the extent exercisable) by delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is being exercised. The notice shall specify the address to which stock certificates for the purchased Shares should be mailed and shall be accompanied by payment of the Purchase Price (unless the sale and remittance procedure of clause (vi) of Section 1.6 of this Article Two is utilized in connection with the Option exercise) and any documents required pursuant to the last paragraph of such Section 1.6. Within a reasonable time after receipt of such written notice and payment, the Company shall cause the stock certificates for the purchased Shares to be delivered to or on behalf of the Optionee.

     1.15  Other Provisions.  The Option Agreements authorized under the Plan
           ----------------
may contain such other provisions not inconsistent with the terms of the Plan as the Committee authorizing the grant shall deem advisable.

           2.  CANCELLATION AND NEW GRANT OF OPTION.

     2.1 The Primary Committee shall have the authority to effect, at any time and from time to time, the cancellation of any or all outstanding Options under this Article Two and to grant in substitution therefore new Options under this Article Two covering the same or different numbers of shares of Common Stock but with an Exercise Price not less than one hundred percent (100%) of the Fair Market Value of the Option Shares on the new Grant Date (or, in the case of a 10% Stockholder, not less than one hundred ten percent (110%) of such Fair Market Value).

           3.  SPECIAL ADJUSTMENTS.

     3.1   Transactions. Subject to the acceleration and termination provisions
           ------------
of Section 1.8(a) of this Article Two and any required stockholder action, should the Company be a party to any merger or consolidation, each continuing or assumed Option under this Article Two shall pertain and apply to the securities which a holder of the number of Shares subject to the Option would have been entitled to receive in consummation of such merger or consolidation, with such appropriate adjustment in the Exercise Price as may be determined by the Primary Committee. Appropriate adjustments shall also be made to (i) the maximum number and kind of securities which may be issued pursuant to this Article Two and (ii) the maximum number and kind of securities for which any one person may be granted Options, separately exercisable stock appreciation rights and direct Share issuances per calendar year under the Plan. Upon the dissolution or liquidation of the Company, each outstanding Option under this Article Two shall, subject to the acceleration provisions of Section 1.8(a) of this Article Two, terminate on the effective date of such dissolution or liquidation.

     3.2   Limitation.
           ----------

     (a) To the extent that the foregoing adjustments of this Section 3 relate to securities of the Company, such adjustments shall be made by the Primary Committee, whose determination shall be conclusive and binding on all persons. Except as expressly provided in Section 4.4 of Article One and Section 1.8 of this Article Two:

           (i) the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation; and

           (ii) no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares or Exercise Price subject to an outstanding. Option.

     (b) The grant of an Option pursuant to this Article Two shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

          4.  SPECIAL POWERS.

     4.1  Acceleration. The Committee granting the Option shall have complete
          ------------
discretion, exercisable either at the time the Option grant is made under this Article Two or at any time while the Option remains outstanding, to provide that the Option shall, within the limited period following the Optionee's Employment Termination during which the Option is to remain exercisable in accordance with the applicable provisions of Section 1.9 or 110 of this Article Two, be exercisable not only with respect to the number of Option Shares for which it is exercisable at the time of such Employment Termination but also with respect to one or more subsequent installments of Option Shares for which the Option would otherwise have become exercisable had the Optionee's Employment Termination not occurred.

     4.2  Extension of Exercise Period.  The Committee granting the Option shall
          ----------------------------
have full power and authority to extend the period of time for which the Option is to remain exercisable following the Optionee's Employment Termination from the applicable period specified in Section 1.9 or 1.10 of this Article Two to such greater period of time as the Committee shall deem appropriate; provided. however, that in no event shall such Option be exercisable after the specified expiration date of the option term.

                                 ARTICLE THREE

                            STOCK PURCHASE PROGRAM

          1.  ELIGIBILITY; SALE OF STOCK.

     1.1  Eligibility.  The applicable Committee under Section 5.1 of Article
          -----------
One shall select the Participants to receive Purchase Rights under this Article Three from eligible Employees, non-employee Directors or individuals who may become Employees, non-employee Directors or Consultants. Only the Primary Committee shall have the authority to grant Purchase Rights to individuals who are at the time either Officers or Directors, Any Purchase Rights granted to an individual who is not an Employee, non-employee Director or Consultant at the time of grant shall be conditioned upon such individual's becoming an Employee, Director or Consultant, and any and all Shares purchased pursuant to such grant shall be subject to the Company's Right of Repurchase in the event such individual does not become such an Employee, Director or Consultant within the time period designated for such by the Committee authorizing the grant.

     Each Committee authorized pursuant to the provisions of the Plan to grant Purchase Rights hereunder shall, within the scope of its authority, have complete discretion (subject to the express provisions of the Plan) to select the Participants who are to receive such grants, establish the number of Shares purchasable by each Participant and the terms and conditions of the Purchase Agreement applicable to such purchase (including any vesting schedule to be in effect for the Shares) and determine all other matters relating to the Shares issuable pursuant to the grant.

     The Purchase Right, together with any other derivative security issued under this Article Three, shall be exercisable only by the Participant to whom issued and shall not be assignable or transferable.

     1.2  Purchase Agreement.  Each purchase of Shares under the Plan shall be
          ------------------
effected pursuant to a Purchase Agreement incorporating the terms and conditions of this Article Three, Each Purchase Agreement shall be signed by the Participant purchasing the Shares and by an officer of the Company (other than the Participant) on behalf of the Company, and shall contain any provisions not in conflict with the Plan that the Committee authorizing the grant deems appropriate, including (without limitation) restrictions on the purchased Shares in addition to those specified in the Plan. The Purchase Agreement must be signed by the Participant and returned to the Company within thirty (30) days after the Grant Date of the Purchase Right, unless the Committee effecting such grant authorizes a longer period for the execution of the Purchase Agreement.

     1.3  Purchase Price. The Purchase Price for Shares issuable under this
          --------------
Article Three shall be not less than the Fair Market Value of such Shares on the Grant Date.

          2.  PAYMENT FOR SHARES

     2.1  Consideration.  The Purchase Price for Shares issued under this
          -------------
Article Three may be paid in cash, in shares of Common Stock valued at Fair Market Value and held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes or, in the case of an Employee, through the Participant's execution, issuance and delivery of a Note made payable to the order of the Company. Shares may also be sold to Employees, non-employee Directors or Consultants for cash on a partly-paid basis in accordance with the applicable provisions of Delaware law.

     2.2  Promissory Note.  The interest rate and other terms and conditions of
          ---------------
each Note delivered in payment of the Purchase Price shall be as determined by the Committee authorizing the grant; provided, however, that such Note shall be a full-recourse obligation of the Participant and shall be payable in full not later than five (5) years after the Grant Date. The Note shall bear interest at a rate not less than the minimum rate required by the Federal tax laws in order to avoid the imputation of interest income to the Company and compensation income to the Participant. The Company may require that a Participant pledge his/her Shares to the Company for the purpose of securing payment of the Note (and may also require the Participant to execute in blank an assignment separate from certificate with respect to the pledged Shares), and the Company (or its designee) may retain possession of the stock certificates representing such pledged Shares (and such assignment separate from certificate) in order to perfect the Company's security interest

          3.  PURCHASE PROCEDURE

     3.1  Grant and Exercise. Promptly after the Grant Date, the Company shall
          ------------------
notify the Participant of the Purchase Right granted to him/her. The notice shall specify the number of Shares purchasable under such Purchase Right, the Purchase Price payable for such Shares and the proposed terms and conditions of the Purchase Agreement relating to such Shares (including the applicable vesting schedule, if any). Unless within thirty (30) days after receipt of such notice (or such additional time as the Committee authorizing the grant may determine) the Participant shall both have accepted the terms and conditions of the Purchase Right and have executed and returned to the Company the documentation (including the applicable Purchase Agreement) required by the Company to effect such purchase, the Purchase Right shall terminate and cease to be exercisable. The Purchase Right may be exercised by the Participant to whom it was granted only if he/she is at the time of exercise an Employee, non-employee Director or Consultant or has at such time agreed in writing to become an Employee, non-employee Director or Consultant.

          4.  RIGHT PURCHASE.

     4.1  Vesting Provisions.
          ------------------

     (a) The Shares issued to the Participant shall, at the option of the Committee authorizing the grant, be subject to a right (but not obligation) of repurchase by the Company (the "Right of Repurchase") exercisable for any unvested Shares held by the Participant at the time of his/her Employment Termination. The percentage of purchased Shares in which the Participant is vested at the time of his/her Employment Termination shall be determined in accordance with the following vesting schedule (or such other longer or shorter vesting schedule as the Committee authorizing the grant may specify in the Purchase Agreement):

          (i) If such Employment Termination occurs during the initial twelve-month period following the Grant Date of the Purchase Right for such Shares, the Participant shall not be vested in any of the Shares and the Right of Repurchase shall apply to 100 percent of the Shares.

          (ii) If such Employment Termination occurs during the second twelve-month period following such Grant Date, the Participant shall be vested in 20 percent of the Shares and the Right of Repurchase shall apply to 80 percent of the Shares.

          (iii) If such Employment Termination occurs during the third twelve-month period following such Grant Date, the Participant shall be vested in 40 percent of the Shares and the Right of Repurchase shall apply to 60 percent of the Shares.

          (iv) If such Employment Termination occurs during the fourth twelve-month period following such Grant Date, the Participant shall be vested in 60 percent of the Shares and the Right of Repurchase shall apply to 40 percent of the Shares.

          (v) If such Employment Termination occurs during the fifth twelve-month period following such Grant. The, the Participant shall be vested in 80 percent of the Shares and the Right of Repurchase shall apply to 20 percent of the Shares,

          (vi) If such Employment Termination occurs more than 60 months after the Grant Date of the Purchase Right for the Shares, the Participant shall be vested in all the Shares, and the Company shall have no right to repurchase any of those Shares pursuant to this Section 4.1.

     The Repurchase Price payable by the Company for any Shares so repurchased shall be determined in accordance with the provisions of Section 4.3 of this Article Three.

     (b) The foregoing provisions of subparagraph (a) notwithstanding, if a period of at least six (6) months shall have elapsed after the Grant Date of the Purchase Right for the particular Shares held by the Participant, then the Right of Repurchase shall automatically lapse with respect to, and the Participant shall immediately vest in, those Shares upon the occurrence of any of the following events, provided the Participant is at the time of the applicable event an active Employee, Consultant or Director:

          (i) The consummation of any transaction approved by the stockholders of the Company in which the Company will cease to be an independent corporation (including, without limitation, a reverse merger transaction in which the Company becomes the subsidiary of another corporation) or the sale or other disposition of all or substantially all of the assets of the Company;

          (ii) The first date on which there is a change in the composition of the Board effected through one or more contested elections for Board membership such that less than two-thirds of the individual members of the Board (determined by rounding up to the next whole number) is comprised of individuals who: (A) were Directors of the Company on a date three (3) years prior to the date of such change and (B) were elected or nominated for election as such Directors during the intervening three (3)-year period by affirmative vote of at least a majority of those Directors described in clause (A) above who were still in office as of the date the Board approved such election or nomination;

          (iii) The acquisition by any "persons" (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) or any related group of persons (other than such a group that includes the Company) of beneficial ownership of (A) 40% or more of the outstanding Common Stock pursuant to a tender or exchange offer that the Board does not recommend the stockholders to accept or (B) 50% or more of the outstanding Common Stock in a single transaction or in a series of related transactions; and

          (iv) The effective date of any dissolution or liquidation of the Company or any merger or consolidation in which the Company is not the surviving corporation (except for a transaction the principal purpose of which is to change the State of the Company's incorporation), but not earlier than the date on which any required stockholder approval is obtained.

     (c) The Company's rights under this Section 4.1 shall be freely assignable, in whole or in part.

     4.2  Repurchase Procedure.  Should the Participant's Employment Termination
          --------------------
occur at a time when one or more of his/her Shares are subject to the Right of Repurchase under Section 4.1 above, then such Participant shall immediately endorse and deliver to the Company the stock certificates representing the Shares subject to such right. The Company shall have a one-year period following such Employment Termination in which to decide whether to repurchase such Shares pursuant to the Right of Repurchase. To the extent the Company elects to repurchase the Shares, the Company shall (within such one-year period) notify the Participant in writing and concurrently pay to such Participant, pursuant to the provisions of Section 4.3 below, the total Repurchase Price for the Shares to be repurchased. If, at the time the Shares are sold to the Participant, the Company requires the Participant to pledge the Shares and execute in blank an assignment separate from certificate with respect thereto, then the Company may exercise the Right of Repurchase, without any further action on the part of the Participant, by sending written notice of the repurchase to the pledge holder and effecting the payment of the Repurchase Price, in accordance with the
Section 4.3 procedure below, within the applicable one-year exercise period, if the Company does not elect to repurchase the Shares, the Company shall, within thirty (30) days after the expiration of the one-year exercise period, so advise the Participant in writing and return the stock certificate or certificates for the Shares to the Participant. The Company's failure to give any written notice of its decision under this Section 4.2 within the applicable one-year exercise period shall be deemed to be an election by the Company to exercise the Right of Repurchase, at the end of such one-year period, with respect to all Shares subject to such right at the time of the Participant's Employment Termination, and payment of the Repurchase Price for such shares shall be made to the Participant within thirty (30) days after the expiration of such one-year period.

     4.3  Repurchase Price.  The Repurchase Price for any Shares purchased
          ----------------
pursuant to Section 4 of this Article Three shall be the lesser of A or B, where A equals the Purchase Price paid for the Shares and B equals the greater of the Fair Market Value of the Shares on the date of Employment Termination or their Fair Market Value on the date the Company elects to exercise the Right of Repurchase. If, at the time of repurchase, any Notes are outstanding which represent any portion of the Purchase Price paid for the Shares, the Repurchase Price shall be paid first by cancellation of any obligation for accrued but unpaid interest under such Notes, next by cancellation of the principal balance outstanding under such Notes, and finally by payment of cash.

     4.4  Binding Effect.  Except to the extent such right is to lapse in
          --------------
connection with an event specified in Section 4.1(b) of this Article Three, the Company's Right of Repurchase shall inure to the benefit of the successors and assigns of the Company and shall be binding upon any representative, executor, administrator, heir, legatee or other successor of the Participant

     4.5  Restrictive Legend. The Company may also place legends on the stock
          ------------------
certificates for the Shares which evidence the Company's Right of Repurchase contained in this Section 4 and the restrictions on the sale, transfer, assignment or pledge of the Shares (other than a pledge of the Shares as security for the Note) while subject to such Right of Repurchase.

                                 ARTICLE FOUR

                        AUTOMATIC OPTION GRANT PROGRAM

          1.  ELIGIBILITY

     1.1  Eligible Optionees.  The eligibility provisions of the Automatic
          ------------------
Option Grant Program have been revised, effective with the 1996 Annual Stockholders Meeting, to allow non-employee Directors to participate, whether or not they have previously been in Employee status. Accordingly, the individuals eligible to receive an automatic Option grant pursuant to the revised provisions of this Article Four shall be limited to the following:

          (i) Each individual who is elected or reelected as a non-employee Board member at any Annual Stockholders Meeting beginning with the 1996 Annual Meeting; and

          (ii) Each individual who is first appointed or elected as a non-employee Board member at any time after the 1996 Annual Meeting but other than at an Annual Stockholders Meeting.

     An individual who satisfies the criteria of clause (i) or (ii) above shall be designated an Eligible Board Member for purposes of this Article Four.

     The maximum number of Shares which any Eligible Board Member may acquire pursuant to automatic Option grants under this Article Four shall not exceed 15,000 shares of Common Stock, subject to periodic adjustment under Section 4.4 of Article One.

     1.2  Limitation.  Except for the Option grants to be made pursuant to the
          ----------
provisions of this Automatic Option Grant Program and any other grants or issuances otherwise permitted without loss of disinterested person status under SEC Rule 16b-3(c)(2)(i) under the 1934 Act, non-employee Directors serving as members of the Primary Committee shall not, during such period of service, be
                                       ---
eligible to receive any additional Option grants or Share issuances under this Plan or any other stock plan of the Company or its Subsidiary corporations.

          2.  TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

     2.1  Grant Date.  On the date of each Annual Stockholders Meeting,
          ----------
beginning with the 1996 Annual Meeting, each individual who is at such time elected or reelected as an Eligible Board Member shall automatically be granted, on the date of such Annual Stockholders Meeting, a Nonstatutory Stock: Option to purchase 5,000 shares of Common Stock upon the terms and conditions of this Article Four. Should an individual first be appointed or elected as an Eligible Board Member at any time after the 1996 Annual Meeting but other than at an Annual Stockholders Meeting, then such individual shall automatically be granted, at the time of such initial election or appointment, a Nonstatutory Stock Option to purchase 5,000 shares of Common Stock upon the terms and conditions of this Article Four; provided. however, that such individual shall not be eligible to receive his or her next automatic Option grant under this Article Four until the first Annual Stockholders Meeting which is at least six
(6) months after the date of the initial automatic Option grant made to such individual. In no event, however, shall any Eligible Board Member be granted Options under this Article Four which would allow such individual to purchase more than 15,000 shares of Common Stock in the aggregate under this Automatic Option Grant Program. Both the 5,000-share limitation per annual automatic Option grant to each Eligible Board Member and the 15,000-share limitation upon the number of shares of Common Stock purchasable in the aggregate per Eligible Board Member shall be subject to periodic adjustment pursuant to the applicable provisions of Section 4.4 of Article One.

     2.2  Exercise Price.  The Exercise Price per share shall be equal to one
          --------------
hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

     2.3  Payment.  The Exercise Price shall become immediately due upon
          -------
exercise of the Option and shall be payable in one of the alternative forms specified below:

          (i) full payment in cash or check made payable to the Company's order; or

          (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date (as such term is defined below); or

          (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check payable to the Company's order; or

          (iv) full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable written instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased Shares and to remit to the Company out of the sale proceeds available on the settlement date, an amount equal to the aggregate Exercise Price payable for the purchased Shares and (II) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

     The Exercise Date shall be the date on which written notice of the exercise of the Option is delivered to the Company. Except to the extent the sale and remittance procedure of clause (iv) above is utilized in connection with such exercise of the Option, payment of the Exercise Price for the purchased Shares must accompany the exercise notice.

     2.4  Option Term.  Each granted Option under this Article Four shall have a
          -----------
maximum term of ten (10) years measured from the automatic grant date.

     2.5  Exercisability.  The Option shall become exercisable for the Option
          --------------
Shares in a series of three (3) successive equal annual installments upon the Optionee's completion of each year of Board service over the three (3)-year measured from the automatic grant date.

     2.6  Non-Tranferability.  During the lifetime of the Optionee, the Option,
          ------------------
together with any stock appreciation rights pertaining to such Option, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee, except for a transfer of the Option by will or by the laws of descent and distribution following the Optionee's death

     2.7  Effect of Termination of Board Service.
          --------------------------------------

     (a) Should the Optionee cease to serve as a Board member for any reason (other than death) while holding one or more automatic Option grants under this Automatic Option Grant Program, then such Optionee shall have up to a six (6) month period following the date of such cessation of Board service in which to exercise each such Option for any or all of the shares of Common Stock for which the Option is exercisable at the time Board service ceases.

     (b) Should the Optionee die while holding one or more outstanding automatic Option grants under this Automatic Option Grant Program, then each such Option may subsequently be exercised, for any or all of the shares of Common Stock for which the Option is exercisable at the time of the Optionee's cessation of Board service, by the personal representative of the optionee's estate or by the person or persons to whom the Option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must, however, occur within twelve (12) months after the date of the Optionee's death.

     (c) In no event shall any Option granted under this Automatic Option Grant Program remain exercisable after the specified expiration date of the ten (10)- year option term. Upon the expiration of the applicable exercise period specified in subparagraphs (a) and (b) above or (if earlier) upon the expiration of the ten (10) year option term, such Option shall terminate and cease to be exercisable.

     2.8  Stockholder Rights.  The holder of an automatic Option grant under
          ------------------
this Automatic Option Grant Program shall have none of the rights of a stockholder with respect to any Shares covered by such Option until such individual shall have exercised the Option, paid the Exercise Price and been issued a stock certificate for the purchased Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as may otherwise be provided in Section 4.3 of Article One.

     2.9  Remaining Terms.  The remaining terms and conditions of each automatic
          ---------------
Option grant shall be as set forth in the prototype Nonstatutory Stock Option Agreement attached as Exhibit A to the restated Plan.

          3.  CHANGE IN CONTROL

     3.1  Acceleration of Vesting.
          -----------------------

     (a) Each automatic Option grant which has been outstanding under this Automatic Option Grant Program for a period, of at least six (6) months and which is not otherwise at the time fully exercisable for all the Option Shares shall automatically accelerate in full immediately prior to the specified effective date for any Change in Control event identified below and shall thereupon become exercisable for any or all of the Shares at the time subject to such Option.

     (b) For purposes of this Automatic Option Grant Program, a Change in Control shall be deemed to occur upon:

          (i) the consummation of any transaction approved by the stockholders of the Company in which the Company will cease to be an independent corporation (including, without limitation, a reverse merger transaction in which the Company becomes the subsidiary of another corporation) or the sale or other disposition of all or substantially all of the assets of the Company;

          (ii) the first date on which there is a change in the composition of the Board effected through one or more contested elections for Board membership such that less than two thirds of the individual members of the Board (determined by rounding up to the next whole number) is comprised of individuals who: (A) were Directors of the Company on a date three (3) years prior to the date of such change or (B) were elected or nominated for election as such Directors during the intervening three (3)-year period by affirmative vote of at least a majority of those Directors described in clause (A) above who were still in office as of the date the Board approved such election or nomination;

          (iii) the acquisition by any "person" (as such term is used in Sections 13(d> and 14(d) of the 1934 Act) or any related group of persons (other than such a group that includes the Company) of beneficial ownership of (A) 40% or more of the outstanding Common Stock pursuant to a tender or exchange offer that the Board does not recommend the stockholders to accept or (B) 50% or more of the outstanding Common Stock ix' a single transaction or in a series of related transactions; or

          (iv) any dissolution or liquidation of the Company or any merger or consolidation in which the Company is not the surviving corporation (except for a transaction the principal purpose of which is to change the State of the Company's incorporation), but not earlier than the date on which any required stockholder approval is obtained.

     Each accelerated Option under this Section 3.1 shall, except to the extent assumed by the successor entity, terminate on the effective date of the subparagraph (i) or (iv) Change in Control event or thirty (30) days after the occurrence of the subparagraph (i) or (iii) Change in Control event (other than a subparagraph (iii) Change in Control triggering the immediate cancellation of the Option under Section 3.2(a)) and shall thereupon cease to be exercisable. Options which do not qualify for acceleration upon the occurrence of a subparagraph (i) or (iv) Change in Control event shall be subject to adjustment under Section 5.1 of this Article Four, to the extent they continue in effect or are assumed in connection with that Change in Control event

     (c) The automatic Option grants outstanding under this Automatic Option Grant Program shall in no way affect the right of the Company to adjust reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve,, liquidate or sell or transfer all or any part of its business or assets.

     3.2  Stock Appreciation Right
          ------------------------

     (a) Each Option granted under this Automatic Option Grant Program shall include a limited stock appreciation right exercisable in accordance with the following terms and conditions:

     Pre-June 4, 1992 Grants.  Upon the consummation of a Change in Control
     -----------------------
event of the type specified in subparagraph (iii) of Section 3.1(a) of this Article Four, each Eligible Board Member holding at the time one or more automatic Options granted under this Automatic Option Grant Program prior to June 4, 1992 shall have a thirty (30)-day period immediately following such Change in Control event to surrender each such Option to the Company in return for an appreciation distribution from the Company in an amount equal to the excess of (i) the Change in Control Price of the shares of Common Stock at the time subject to the surrendered Option over (ii) the aggregate Exercise Price payable for such Shares. For purposes of such appreciation distribution, the Change in Control Price per share shall be deemed to be equal to the greater of
(a) the Fair Market Value per share on the date of the Option surrender or (b) the highest reported price per share paid in effecting such Change in Control event.

     Post-June 3, 1992 Grants.  Upon the consummation of a Change in Control
     ------------------------
event of the type specified in clause (A) of subparagraph (iii) of Section 3.1(a) of this Article Four, each automatic Option granted under this Automatic Option Grant Program on or after June 4, 1992 and outstanding for a period of at least six (6) months shall, to the extent such Option is at the time held by an Eligible Board Member, be automatically cancelled, and such Eligible Board Member shall in return receive an appreciation distribution from the Company in an amount equal to the excess of (1) the Change in Control Price of the shares of Common Stock at the time subject to the cancelled Option over (ii) the aggregate Exercise Price payable for such Shares. For purposes of such appreciation distribution, the Change in Control Price per share shall be deemed to be equal to the greater of (a) the Fair Market Value per share on the date of the Option cancellation or (b) the highest reported price per share paid by the tender offer or in effecting the hostile Change in Control. In no event, however, shall any Option be cancelled pursuant to the foregoing provisions of this subparagraph, unless more than fifty percent (50%) of the Common Stock which is acquired in such hostile Change in Control is purchased from persons other than officers or directors of the Company subject to Section 16(b) of the 1934 Act.

     (b) All appreciation distributions under this Section 3.2 shall be made entirely in cash, and neither the approval of the Primary Committee or the Board shall be required in connection with the option surrender or option cancellation and the resulting cash distribution. The shares of Common Stock subject to each surrendered or cancelled Option shall not be available for subsequent issuance
                                      ---
under this Plan.

          4.  AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS

     4.1  Limited Amendments.  The provisions of this Automatic Option Gram
          ------------------
Program, together with the outstanding option grants under such program, may not be amended more than once every six (6) months other than to comply with applicable Federal income tax laws and regulations.

          5.  SPECIAL ADJUSTMENTS.

     5.1  Transactions.  Subject to the acceleration and termination provisions
          ------------
of Section 3.1(a) of this Article Four, should the Company be a party to any merger or consolidation, each continuing or assumed Option under this Article Four shall pertain and apply to the securities which a holder of the number of Shares subject to the Option would have been entitled to receive in consummation of such merger or consolidation, with such appropriate adjustment in the Exercise Price as may be necessary to preclude the dilution or enlargement of benefits thereunder. Appropriate adjustments shall also be made to the aggregate number and kind of securities which may subsequently be issued pursuant to this Article Four. Upon the dissolution or liquidation of the Company, each outstanding Option under this Article Four shall, subject to the acceleration provisions of Section 3.1(a) of this Article Four, terminate on the effective date of such dissolution or liquidation.

                                 ARTICLE FIVE

                                 MISCELLANEOUS

          1.  REQUIREMENTS OF LAW.

     1.1  Legality of Issuance.  The Company shall not be required to grant any
          --------------------
Option or Purchase Right under the Plan or to issue or sell Shares upon the exercise of any such Option or Purchase Right and shall not have any liability for its failure to do so if, in the opinion of the Company and the Company's counsel, such grant, issuance or sale could reasonably constitute a violation by the Company of any provision of law, including (without limitation) any provision of the 1933 Act or any State securities law.

     1.2  Restrictions on Transfer; Representations of Participant.  Regardless
          --------------------------------------------------------
of whether the grant of Options or Purchase Rights and the sale of Shares pursuant thereto have been registered under the 1933 Act or have been registered or qualified under the securities laws of any State, the Company may impose restrictions upon the sale, pledge or other transfer of the granted Options or Purchase Rights or the issued Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and the Company's counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the 1933 Act, the securities laws of any State, or any other law. In the event that the grant of Options or Purchase Rights or the sale of Shares is not registered under the 1933 Act, but an exemption is available which requires an investment representation or other representations, each Optionee and/or Participant will be required to represent that the granted Option or Purchase Right or the Shares issued pursuant thereto are being acquired for investment arid not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and the Company's counsel. Stock certificates evidencing any Shares acquired pursuant to an unregistered transaction shall, unless the Company otherwise determines, bear a restrictive legend to the following effect and such other restrictive legends as are required or deemed advisable under the provisions of any applicable laws:

     "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE `Act'). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR TN THE OPINION OF COUNSEL FOR THE COMPANY SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."

     Any determination by the Company and the Company's counsel in connection with any of the matters set forth in this Section 12 shall be final and binding on all persons

     1.3  Registration or Qualification of Securities.  The Company may, but
          -------------------------------------------
shall not be obligated to, register, perfect an exemption for, or qualify the grant of Options or Purchase Rights and the issuance of Shares under the 1933 Act or any other applicable law, or list the Shares on any securities exchange. The Company shall not be obligated to take any affirmative action in order to cause the grant of Options or Purchase Rights or the issuance and sale of Shares pursuant thereto to comply with any securities laws.

     1.4  Exchange of Certificates.  If, m the opinion of the Company and the
          ------------------------
Company's counsel, any legend placed on a stock certificate representing Shares is no longer required, the holder of such certificate shall be entitled to exchange the certificate for a certificate representing the like number of Shares lacking the legend.

          2.  TAX WITHHOLDING.

     2.1  Withholding Requirements.  The Company's obligation to deliver Shares
          ------------------------
upon the exercise or surrender of Options or SARs under Article Two or Article Four or upon the sale or vesting of Shares under Article Three shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

     2.2  Withholding of Shares.  The Primary Committee may, in its discretion
          ---------------------
and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3 or any successor rule or regulation) provide any or all Optionees or Participants with the election to have the Company withhold, from the Shares purchased pursuant to Articles Two and Three of the Plan, a portion of such Shares with an aggregate Fair Market Value equal to the designated percentage (any multiple of 5% specified by the Optionee or Participant) of the Federal and State income and employment taxes ("Taxes") incurred in connection with the acquisition or subsequent vesting of such Shares. In lieu of such direct withholding, one or more Optionees or Participants may also be granted the right to deliver already outstanding shares of Common Stock to the Company in satisfaction of such Taxes. The withheld or delivered shares of Common Stock shall be valued at the Fair Market Value on the applicable determination date for such Taxes.

          3.  AMENDMENT OR TERMINATION OF THE PLAN.

     3.1  Amendment.  The Board may from time to time, amend or modify the Plan;
          ---------
provided. however that any such amendment shall not adversely affect rights and obligations with respect to Options, Purchase Rights or unvested Shares at the time outstanding under the Plan and any amendment to the Automatic Option Grant Program shall be in compliance with the limitation of Section 441 of Article Four. In addition, no such revision or amendment shall:

     (a) Increase the maximum number of Shares issuable in the aggregate under this Plan, except for permissible adjustments under Section 4.4 of Article One,
Section 3.1 of Article Two and Section 5.1 of Article Four;

     (b) Increase the maximum number of Shares for which any one person may be granted Options, separately exercisable stock appreciation rights and Share issuances per calendar year under this Plan, except for permissible adjustments under Section 4.4 of Article One, Section 3.1 of Article Two and Section 5.1 of Article Four;

     (c)  Decrease the authority of the Primary Committee;

     (d) Materially modify the eligibility requirements for the grant of Options or Purchase Rights under the Plan;

     (e) Materially increase the benefits accruing to Optionees or Participants under the Plan; or

     (f)  Amend this Section 3.1 to defeat its purpose.

     3.2  Termination.  This Plan shall terminate on December 31, 1999 No
          -----------
Options or Purchase Rights shall be granted after that date, but any Options or Purchase Rights outstanding on that date shall not be affected by such termination.

          4.  EMPLOYMENT RIGHTS.

     The fact that a person is eligible for or receives an Option or Purchase Right under Article Two or Three of the Plan shall not affect the right of the Company or any Subsidiary (as applicable) to terminate such person's relationship with the Company or such Subsidiary as an Employee or Consultant, which right is hereby reserved, nor the right of the stock-holders of the Company or any Subsidiary (as applicable) to terminate such person's relationship to the Company or such Subsidiary as a Director.

          5.  APPLICATION OF RIGHTS.

     Any cash proceeds received by the Company from the sale of Common Stock under the Plan will be used for general corporate purposes.

          6.  EFFECTIVE DATE.

     (a) This Plan was originally established on April 16, 1990 as the successor to each of the Predecessor Plans. The provisions of the Plan in effect on such date were, however, to apply only to Options or Purchase Rights granted under the Plan from and after such date. Each Option or Purchase Right issued and outstanding under any of the Predecessor Plans immediately prior to the original April 16, 1990 effective date of this Plan are to continue to be governed by the terms and conditions of that Predecessor Plan (and the respective instrument evidencing each such Option or Purchase Right) as in effect on the date such Option or Purchase Right was previously granted, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holder of such Option or Purchase Right with respect to the acquisition of Shares thereunder.

     (b) The Board amended and restated the Plan effective May 1, 1991 to include the Automatic Option Grant Program, and the stockholders approved such restatement on June 25, 1991. The Board further amended the Plan effective June 4, 1992 to (i) maintain the Plan in compliance with the applicable requirements of SEC Rule 16b-3, as amended May 1, 1991, under the 1934 Act and (ii) authorize the sale and remittance procedure for the exercise of outstanding Options. Such sale and remittance procedure shall be available for all Options granted under the Plan from and after June 4, 1992 and for all Nonstatutory Stock Options exercised under the Plan on or after May 1, 1991. The Primary Committee may also allow such procedure to be utilized in connection with one or more disqualifying dispositions of Incentive Stock Option shares effected on or after May 1, 1991, whether or not the Option was granted on or before such dale.

     (c) On July 14, 1993, the Board restated the Plan to increase the number of shares issuable thereunder by 1,000,000 shares, and such increase was approved by the stockholders at the 1993 Annual Meeting.

     (d) On June 8, 1995, the Board amended the provisions of the Plan to extend the eligibility provisions of the Discretionary Option Grant and Stock Purchase Programs to permit non-employee Directors (other than those individuals at the time serving as members of the Primary Committee) to receive Option grants and direct Share issuances under those program. Such amendment is subject to stockholder approval at the 1996 Annual Meeting, and any Option grants made to non-employee Directors under the amended Discretionary Option Grant Program shall not become exercisable in whole or In part unless such stockholder approval is obtained. If such stockholder approval Is not obtained, then such Option grants shall immediately terminate without ever becoming exercisable for any of the option shares. On March 26, 1996, the Board amended and restated the Plan in order to effect the following changes: (1) increase the number of shares issuable thereunder by an additional 500,000 shares, (ii) limit the maximum number of shares of Common Stock for which any one person may be granted Options, separately exercisable stock appreciation rights and direct Share issuances per calendar year and (iii) allow non-employee Directors to participate in the Automatic Option Grant Program, whether or not they have previously been in Employee status. The changes to the Plan effected by the 1996 restatement are subject to stockholder approval at the 1996 Annual Meeting. Any Options or Purchase Rights granted on the basis of the 500,000-share increase included within the 1996 restatement shall not become exercisable in whole or in part unless and until such stockholder approval is obtained. If such stockholder approval such date. Each Option or Purchase Right issued and outstanding under any of the Predecessor Plans immediately prior to the original April 16, 1990 effective date of this Plan are to continue to be governed by the terms and conditions of that Predecessor Plan (and the respective instrument evidencing each such Option or Purchase Right) as in effect on the date such Option or Purchase Right was previously granted, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holder of such Option or Purchase Right with respect to the acquisition of Shares thereunder.

     (b) The Board amended and restated the Plan effective May 1, 1991 to include the Automatic Option Grant Program, and the stockholders approved such restatement on June 25, 1991. The Board further amended the Plan effective June 4, 1992 to (i) maintain the Plan in compliance with the applicable requirements of SBC Rule 16b-3, as amended May 1, 1991, under the 1934 Act and (ii) authorize the sale and remittance procedure for the exercise of outstanding Options. Such sale and remittance procedure shall be available for all Options granted under the Plan from and after June 4, 1992 and for all

     Nonstatutory Stock Options exercised under the Plan on or after May 1, 1991. The Primary Committee may also allow such procedure to be utilized in connection with one or more disqualifying dispositions of Incentive Stock Option shares effected on or after May 1, 1991, whether or not the Option was granted on or before such date.

     (c) On July 14, 1993, the Board restated the Plan to increase the number of shares issuable thereunder by 1,000,000 shares, and such increase was approved by the stockholders at the 1993 Annual Meeting.

     (d) On June 8, 1995, the Board amended the provisions of the Plan to extend the eligibility provisions of the Discretionary Option Grant and Stock Purchase Programs to permit non-employee Directors (other than those individuals at the time serving as members of the Primary Committee) to receive Option grants and direct Share issuances under those program. Such amendment is subject to stockholder approval at the 1996 Annual Meeting, and any Option grants made to non-employee Directors under the amended Discretionary Option Grant Program shall not become exercisable in whole or in part unless such stockholder approval is obtained. If such stockholder approval is not obtained, then such Option grants shall immediately terminate without ever becoming exercisable for any of the option shares. On March 26, 1996, the Board amended and restated the Plan in order to effect the following changes: (i) increase the number of shares issuable thereunder by an additional 500,000 shares, (ii) limit the maximum number of shares of Common Stock for which any one person may be granted Options, separately exercisable stock appreciation rights and direct Share issuances per calendar year and (iii) allow non-employee Directors to participate in the Automatic Option Grant Program, whether or not they have previously been in Employee status. The changes to the Plan effected by the 1996 restatement are subject to stockholder approval at the 1996 Annual Meeting. Any Options or Purchase Rights granted on the basis of the 500,000-share increase included within the 1996 restatement shall not become exercisable in whole or in part unless and until such stockholder approval Is obtained. If such stockholder approval is not obtained, then such Options and Purchase Rights shall immediately terminate without ever becoming exercisable for any of the Shares subject to those Options or Purchase Rights. Those Options (together with any SARs) and Purchase Rights granted under the restated Plan which are ~ based on such share increase shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing such Options and Purchase Rights, whether or not the requisite stockholder approval is obtained. Subject to the foregoing limitations, each Committee may grant Options and Purchase Rights under the Plan at any time before the date fixed herein for termination of the Plan.

          7.  APPLICABLE LAW.

     The provisions of the Plan relating to the exercise of Options and Purchase Rights granted hereunder and any subsequent vesting of the issued Shares shall be subject to and construed under the laws of the State of Utah without resort to that state's conflict-of-laws rules.